THIS HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: February 13, 2008$750,000

Amended and Restated: June 9, 2008

AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

DUE

February 12, 2009

FOR VALUE RECEIVED, Auriga Laboratories, Inc., a Delaware corporation (the “Company”) promises to pay to Prospector Capital Partners, LLC or its registered assigns (the “Holder”), the principal sum of $750,000 on or before February 12, 2009 as set forth below (the “Maturity Date”). This Note was originally issued pursuant to the Senior Secured Note and Warrant Purchase Agreement, dated February 13, 2008 and amended and restated as of June 9, 2008, and is subject to the following additional provisions:

Section 1. Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Georgia are authorized or required by law or other government action to close.

“Event of Default” shall have the meaning set forth in Section 3.

 “Maturity Date” shall have the meaning set forth in Section 2 of this Note.

 “Original Issue Date” shall mean the date of the first issuance of this Note regardless of the number of transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

Section 2. Maturity.     On February 12, 2009 (the “Maturity Date”), the entire outstanding principal balance of this Note shall mature and be due and payable to the Holder by the Company.  The Company may not prepay this Note without the consent of the Holder.

Section 3. Conversion.

(a) Investment by the Holder.  The Holder shall have the option of converting the entire principal amount on this Note into shares of the Company’s equity securities (the “Equity Securities”) issued and sold at the close of the Company’s next equity financing or other transaction in with equity securities are issued (the “Next Equity Financing”).  The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note by (ii) the product of (A) (1) 90% if the Equity Line Termination Obligation (as defined below) is met or (2) 80% if the Equity Line Termination Obligation is not met and (B) the price per share of the Equity Securities, rounded to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing. Notwithstanding the above, the Holder shall also have the option of converting the entire principal amount of this Note into such number of shares of the Company’s Common Stock as is obtained by dividing (x) the entire principal amount of this Note plus, if applicable, accrued interest by (y) $.02 per share (as adjusted for stock splits, stock dividends, recapitalizations and like transactions), rounded to the nearest whole share.

(b) Mechanics and Effect of Conversion.  No fractional shares of the Company’s capital stock will be issued upon conversion of this Note.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.  Upon conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company.  At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.  Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

Section 4. Events of Default.

(a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of amount of this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured, within 5 Trading Days;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within 5 Trading Days after notice of such default sent by the Holder;

(iii) any representation or warranty made herein shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv) the Company fails to make any payment due under either the Royalty Participation Agreement, dated February 13, 2008, by and between the Company and the Holder or the Royalty Participation Agreement, dated as of the date hereof, by and between the Company and Prospector Capital Partners II, LLC;

(v) (i) the Company shall commence, or there shall be commenced against the Company, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or (ii) there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing; or

(vi) except with respect to those liabilities set forth on Schedule 4(a)(v), attached hereto, the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(b) Remedies Upon Event of Default.  If any Event of Default occurs, the full principal amount of this Note to the date of acceleration shall become, at the Holder’s election, immediately due and payable in full.   The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 5. Miscellaneous.

(a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at 5284 Adolfo Road, Camarillo, California 93012, facsimile number, (805) 299-4932, Attn: CEO and Corporate Counsel, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (local time in Los Angeles, California), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (local time in Los Angeles, California) on any date and earlier than 11:59 p.m. (local time in Los Angeles, California) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

(c) Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

(d) Security Interest.  This Note is a direct debt obligation of the Company and is secured by a first priority perfected security interest in all of the assets of the Company for the benefit of the Holder.  The Holder and the Company have agreed to and more fully provided the Holder’s Security Interest in that certain Security Agreement, by and among the Parties hereto, dated February 13, 2008, attached hereto as Exhibit A (the “Security Agreement”).  The Security Agreement is incorporated by reference herein in its entirety.

(e) Dutchess Equity Line.  The Company agrees it shall take any and all actions necessary to ensure that its existing equity line with Dutchess Private Equities Fund, LP (“Dutchess”) is cancelled and no longer in effect by no later than June 30, 2008 (the “Equity Line Termination Obligation”) and that no other arrangement is entered into between the Company and Dutchess or any Dutchess affiliate during the term of this Note.

(f) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

(g) Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

(h) Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder.

(i) Payment; Next Business Day. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(k) Seniority.  This Note is senior in right of payment to any and all other indebtedness of the Company, provided, however, Holder agrees to subordinate this Note to (i) a receivables line of credit of up to $1.5 million; or (ii) a term loan of up to $1.0 million, in the event that the Company enters into either during the term of the Note with a reputable commercial bank.

(l) Action to Collect on Note.  If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

(m) Loss of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Senior Secured Promissory Note to be duly executed by a duly authorized officer as of June 9, 2008.

AURIGA LABORATORIES, INC. By: Name: ________________________ Title: Chief Executive Officer
AGREED AND ACKNOWLEDGED

PROSPECTOR CAPITAL PARTNERS, LLC

By: Hudson & Co., LLC, its manager

Name: Christopher S. Walton
Title: Authorized Person

EXHIBIT A

Security Agreement

Schedule 4(a)(v)

Gardena Hospital, L.P., et. al. v. Auriga Laboratories, Inc., Los Angeles County Superior Court Case No. SC097013